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                                                                    EXHIBIT 23.1


                         CONSENT OF GRANT THORNTON LLP

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated November 1, 2001 (except for the second paragraph of Note 9, as to which the date is December 27, 2001) accompanying the consolidated financial statements included in the Annual Report of Technical Communications Corporation on Form 10-K for the year ended September 29, 2001. We hereby consent to the incorporation by reference of said report in the Registration Statements pertaining to the Technical Communications Corporation 1991 Stock Option Plan (Forms S-8 No. 33-46890 and 333-60438) and the 1995 Employee Stock Purchase Plan (Form S-8 N0. 33-34443).



/s/ Grant Thornton LLP


Boston, Massachusetts
December 27, 2001

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